UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported):  January 6, 2015

Columbia Property Trust, Inc. (Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On January 7, 2015, Columbia Property Trust, Inc. (the "Company") acquired a portfolio of two assets, (the "Spear Street Portfolio"), which includes the 315 Park Avenue South Building, a 341,330-square-foot office building in Manhattan, New York, and the 1881 Campus Commons Drive Building, a 244,565-square-foot office building in Reston, Virginia. The Spear Street Portfolio was acquired for $436.0 million. On January 8, 2015, the Company acquired the 116 Huntington Avenue Building, a 274,218-square-foot office building in Boston, Massachusetts for $152.0 million, inclusive of capital credits. These acquisitions were funded with a $300 million short-term loan, as described in Item 2.03 below; $140 million of borrowings under our line of credit; and $148 million of cash on hand primarily provided by 2014 dispositions.
Item 1.01    Entry into a Material Definitive Agreement.
The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
On January 6, 2015, Columbia Property Trust Operating Partnership, L.P. (the “Operating Partnership”), a wholly-owned subsidiary of the Company, executed a Term Loan Agreement (the “Term Loan Agreement”) by and among the Operating Partnership, J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A., as administrative agent, PNC Bank, National Association, as syndication agent, Morgan Stanley Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as documentation agents, and each of the financial institutions a signatory thereto, as lenders. The Term Loan Agreement provides for a $300 million unsecured loan which has a six-month term maturing July 6, 2015, with one six-month extension option subject to the Operating Partnership paying certain fees and the satisfaction of certain other conditions (the “Term Loan”). As of January 8, 2015, the Operating Partnership has $300 million of outstanding borrowings under the Term Loan.
Subject to customary conditions, including the absence of any default or event of default (each as defined in the Term Loan Agreement) and pro forma financial covenant compliance, the Operating Partnership has the ability to increase the amount of the Term Loan (each such increase, a “Term Loan Increase”) up to two times during the term of the Term Loan Agreement by up to an aggregate amount equal to $150 million. Each Term Loan Increase must be in an increment of not less than $25 million, and no lender shall have any obligation to participate in any Term Loan Increase.
At the Operating Partnership’s option, borrowings under the Term Loan bear interest at either (i) the alternate base rate (as defined in the Term Loan Agreement) plus an applicable margin based on four stated pricing levels ranging from 0.00% to 0.80% or (ii) the London Interbank Offered Rate plus an applicable margin based on four stated pricing levels ranging from 1.00% to 1.80%, in each case based on the Operating Partnership’s credit rating. Borrowings under the Term Loan currently bear interest at the alternate base rate plus 0.15% based on current credit ratings.
The Term Loan may be prepaid by the Operating Partnership at any time without premium or penalty. In addition, amounts under the Term Loan must be repaid by the Operating Partnership with the net cash proceeds of certain financing activities and asset sales, including (i) the issuance of common or preferred equity securities by the Company or the Operating Partnership, (ii) the incurrence of mortgage indebtedness on any property of the Operating Partnership or a subsidiary thereof, (iii) the incurrence of unsecured indebtedness by the Company, the Operating Partnership or any subsidiary thereof, or (iv) the sale of certain real estate assets of the Operating Partnership or a subsidiary thereof or any equity interests of any subsidiary thereof.
The Term Loan Agreement contains representations and warranties, financial and other affirmative and negative covenants, events of defaults and remedies typical for this type of facility. The financial covenants in the Term Loan Agreement:

(a)	limit the ratio of secured debt to total asset value, as defined therein, to 40% or less;

(b)	require the fixed charge coverage ratio, as defined therein, to be at least 1.75:1.00;

(c)	limit the ratio of debt to total asset value, as defined therein, to 50% or less;

(d)	require the ratio of unencumbered adjusted net operating income, as defined therein, to unsecured interest expense, as defined therein, to be at least 2.00:1.00;

(e)	require the ratio of unencumbered asset value, as defined therein, to total unsecured debt, as defined therein, to be at least 2.00:1.00 ;

(f)	limit the ratio of secured recourse debt to total asset value, each as defined therein, to 10% or less at all times; and

(g)	require maintenance of certain minimum tangible net worth balances.
The Term Loan Agreement also contains customary negative covenants applicable to the Company, the Operating Partnership and certain subsidiaries, including, among other things, restrictions on indebtedness, liens, restricted payments, sales of assets and transactions with affiliates, and customary events of default, including but not limited to, the nonpayment of principal or interest, material inaccuracy of representations and warranties, violations of covenants, cross-default to material indebtedness, bankruptcy and insolvency and material adverse judgments.
This description of the Term Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement which will be attached as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2014.
Item 7.01    Regulation FD.
On January 8, 2015, the Company issued a press release and published a presentation containing additional information about the acquired properties. A copy of the press release and the presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference. The attached Exhibits 99.1 and 99.2 are furnished to the Securities and Exchange Commission (the "SEC") and shall not be deemed "filed" with the SEC for any purpose, including for the purposes of Section 18 the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing filed under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release, issued January 8, 2015
99.2	Presentation, published January 8, 2015

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: January 8, 2015	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer